Exhibit 99

FOR IMMEDIATE RELEASE

3M Affirms 2012 EPS Expectations and Addresses 2013 Outlook

St. Paul, MN – Dec. 12, 2012 – On a conference call with analysts and investors, 3M (NYSE: MMM) today will affirm its 2012 earnings-per-share target of $6.27 to $6.35 and provide a roadmap for the company’s 2013 performance expectations.

3M anticipates 2013 earnings to be in the range of $6.70 to $6.95 per share with organic local-currency sales growth of 2 to 5 percent for the year. The company expects that free cash flow conversion will be in the range of 90 to 100 percent.

“I look forward to another strong year for 3M,” said Inge G. Thulin, 3M chairman, president and chief executive officer. “Our unique combination of technology, manufacturing prowess and global capability – along with inherent operational excellence – will enable us to once again grow sales and profits.”

Today’s conference call will begin at 9:30 a.m. ET (8:30 a.m. CT). Investors can access the conference via the following:

•               Live webcast at http://investor.3M.com

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on “2013 Outlook Conference Call.”

•               Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21538829).

The telephone replay will be available until 10:00 a.m. CT on December 15, 2012.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing. With $30 billion in sales, 3M employs 84,000 people worldwide and has operations in more than 65 countries.

Investor Contacts:

Matt Ginter

(651) 733-8206

Bruce Jermeland

(651) 733-1807

Media Contact:

Jacqueline Berry

(651) 733-3611